Form 10-K

Exhibit 10.28

SIXTH AMENDMENT
(METRO PLAZA)
THIS SIXTH AMENDMENT (this "Sixth Amendment") is made and entered into as of April 5, 2019, by and between HUDSON METRO PLAZA, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").
RECITALS

A.
Landlord (as successor in interest to CA-Metro Plaza Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain lease dated April 23, 2014, as previously amended by that certain First Amendment dated March 23, 2015, by that certain Second Amendment dated January 28, 2016, by that certain Third Amendment dated July 28, 2016, by that certain Fourth Amendment dated April 4, 2018, and by that certain Fifth Amendment dated October 1, 2018 (as amended, the "Lease").

B.
Pursuant to the Lease, Landlord has leased to Tenant the "Premises" comprised of: (i) approximately 28,121 rentable square feet in the building located at 181 Metro Drive, San Jose, California 95110 comprised of (a) 9,716 rentable square feet described as Suite No. 280 located on the second (2nd) floor, and (b) approximately 18,405 rentable square feet described as Suite No. 300 located on the third (3rd) floor; and (ii) a total of approximately 80,489 rentable square feet in the building located at 25 Metro Drive, San Jose, California 95110 comprised of (a) approximately 7,396 rentable square feet described as Suite No. 220 on the second (2nd) floor, (b) approximately 23,135 rentable square feet described as the sixth (6th) floor, (c) approximately 24,337 rentable square feet described as the 5th floor, and (d) approximately 25,621 rentable square feet described as the 4th floor.

C.	By this Sixth Amendment, Landlord and Tenant desire to modify the Lease as provided herein.

D.	Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Building-Top Signage. The reference to "82,989 rentable square feet" contained in 23rd line of Section 6 of the Fifth Amendment is hereby deleted and a reference to "80,489 rentable square feet" is substituted in lieu thereof.

2.
No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Sixth Amendment.

[Signatures are on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Sixth Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO PLAZA, LLC, a Delaware limited liability company
By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member
By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner
By: /s/ Mark. T. Lammas
Name: Mark. T. Lammas
Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

TENANT:

NUTANIX, INC., a Delaware corporation, By: /s/ Duston Williams Name: Duston Williams Title: CFO